UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2005

Amphenol Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

358 Hall Avenue Wallingford, Connecticut		06492
(Address of principal executive offices)		(Zip Code)

(203) 265-8900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 15, 2005, pursuant to terms of the $750 million unsecured five-year revolving credit facility (the “Credit Agreement”), dated as of July 15, 2005, among Amphenol Corporation (the “Company”), certain subsidiaries of the Company, a syndicate of financial institutions and Bank of America, N.A. as the administrative agent, the Company exercised its option to increase its aggregate commitments under the Credit Agreement by an additional $250 million thereby increasing the revolving credit facility to $1 billion from $750 million.  There was no increase in the outstanding borrowings in connection with the increase in the credit facility.  All other terms and conditions of the Credit Agreement remain unchanged.

Item 8.01.  Other Events.

See disclosure contained in Item 2.03 above, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2005	AMPHENOL CORPORATION

	By:	/s/ Diana G. Reardon
		Name:	Diana G. Reardon
		Title:	Senior Vice President and Chief Financial Officer